EXHIBIT 1.1

PRIVATEBANCORP CAPITAL TRUST IV

3,000,000
10.00% Trust Preferred Securities
($25 liquidation amount per security)

guaranteed by

PRIVATEBANCORP, INC.

UNDERWRITING AGREEMENT

May 15, 2008

STIFEL, NICOLAUS & COMPANY, INCORPORATED
RBC CAPITAL MARKETS CORPORATION
ROBERT W. BAIRD & CO. INCORPORATED
  As representatives of the several Underwriters
named in Schedule I hereto c/o Stifel, Nicolaus & Company, Incorporated One Financial Plaza 501 North Broadway St. Louis, Missouri 63102

Ladies and Gentlemen:

PRIVATEBANCORP CAPITAL TRUST IV, a Delaware statutory trust (the “Trust”), and PrivateBancorp, Inc., a Delaware corporation (the “Company”), propose to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for which Stifel, Nicolaus & Company, Incorporated, RBC Capital Markets Corporation and Robert W. Baird & Co. Incorporated are acting as representatives (collectively, the “Representatives”), 10.00% preferred securities ($25 liquidation amount per security) of the Trust (the “Trust Preferred Securities”).  The Trust and the Company propose to sell to the several Underwriters (a) 5,000,000 of the Trust Preferred Securities (the “Firm Securities”) and, (b) for the sole purpose of covering over-allotments in connection with the sale of the Trust Preferred Securities, at the option of the Underwriters, up to an additional 750,000 of the Trust Preferred Securities (the “Option Securities”).  The Trust, the Company and the Underwriters agree that up to 250,000 of the Firm Securities (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain eligible officers, directors and employees of the Company and its subsidiaries (“Reserved Securities Participants”), as part of the distribution of the Firm Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (“FINRA”) and all other applicable laws, rules and regulations.  To the extent that such Reserved Securities are not orally confirmed for purchase, and subject to an agreement to purchase, by such eligible officers, directors and employees by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.  To the extent described in the Prospectus (as defined herein), the Firm Securities and the Option Securities will be guaranteed by the Company on a junior subordinated basis with respect to distributions and amounts payable upon liquidation or redemption (the “Guarantee”), pursuant to the guarantee agreement, dated as of the Closing Date (the “Guarantee Agreement”), between the Company and Wilmington Trust Company, as guarantee trustee for the benefit of the Holders (as defined therein).

The entire proceeds to the Trust from the sale of the Firm Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Trust Common Securities”) to purchase $125,010,000 aggregate principal amount of 10.00% junior subordinated debentures of the Company due June 15, 2068 (the “Debentures”) issued by the Company pursuant to a junior subordinated indenture, to be dated as of the Closing Date (as defined herein), and the first supplemental indenture thereto, to be dated as the Closing Date (together, the “Indenture”), between the Company and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Indenture Trustee”).  If the Underwriters elect to purchase any Option Securities, the entire proceeds to the Trust from the sale thereof will be used to purchase additional Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such Option Securities.  The Trust Preferred Securities, the Option Securities, the Guarantee and the Debentures are hereinafter referred to collectively as the “Securities.”  The Trust Preferred Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, to be dated as of the Closing Date (the “Trust Agreement”), among the Company, as sponsor, Wilmington Trust Company, as property trustee (in such capacity, the “Property Trustee”), Wilmington Trust Company, as Delaware trustee (in such capacity, the “Delaware Trustee”), and the individuals named therein as administrative trustees, who are officers and employees of the Company (collectively, in such capacity, the “Administrative Trustees” and, together with the Property Trustee and the Delaware Trustee, the “Issuer Trustees”).  The Debentures will be purchased by the Trust from the Company pursuant to the terms of the Trust Agreement.  This Agreement, the Guarantee Agreement, the Indenture and the Trust Agreement are hereinafter referred to collectively as the “Operative Documents.”

The Trust, the Company and the Underwriters confirm as follows their agreements concerning the purchase and sale of the Securities as follows.

1.           The Trust and the Company, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

(a)           An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) on Form S-3 (File Nos. 333-150767 and 333-150767-01) in respect of the Securities (the “Initial Registration Statement”) has been filed by the Company and the Trust with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, became effective on filing with the Commission in such form; no other registration statement or amendment thereto has heretofore been filed with the Commission with respect to the Securities; no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued, no proceeding for that purpose has been initiated or threatened by the Commission, any request on the part of the Commission for additional information from the Trust or the Company has been satisfied in all material respects and no notice of objection of the Commission to the use of the Initial Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or the Trust; the prospectus filed as part of the Initial Registration Statement, in the form in which it was included in such registration statement on the effective date of the Registration Statement, is hereinafter called the “Effective Date Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act after the Effective Date Prospectus is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto, but excluding any Trustee’s Statement of Eligibility on Form T-1 (each a “Form T-1”) and including any prospectus supplement relating to the Securities filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Effective Date Prospectus, as amended and supplemented (including, without limitation, by the Preliminary Prospectus) immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) is hereinafter called the “Prospectus”; any reference herein to the Effective Date Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Effective Date Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Effective Date Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any

“issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”); and all references to the Registration Statement, the Effective Date Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”);

(b)             (1)  at the respective times the respective parts of the Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (as defined herein) (and, if any Option Securities are purchased, at each Option Closing Date) (as defined herein)), the Registration Statement and any amendments and supplements thereto complied or will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time of the filing thereof and at the Closing Date (and, if any Option Securities are purchased, at each Option Closing Date), none of the Effective Date Prospectus, any Preliminary Prospectus, the Prospectus and any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement, the Effective Date Prospectus, any Preliminary Prospectus or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 9(b) hereof.  No order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

Each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Effective Date Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the rules and regulations thereunder, and each Preliminary Prospectus, Pricing Prospectus and Issuer Free Writing Prospectus and the Effective Date Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(c)             For the purposes of this Agreement, the “Applicable Time” is 6:20 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses and other documents listed in Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d)             The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; for so long as the delivery of a prospectus is required in connection with the offering and sale of the Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement;

(e)             The Trust has filed a registration statement pursuant to the Exchange Act, to register the Trust Preferred Securities, and such registration statement became effective upon the filing thereof.

(f)             (1) (A) At the time of the filing of the Initial Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the  Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company satisfied the conditions of being a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (2) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Trust Preferred Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act;

(g)             The Trust has been duly created and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, with power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus and to enter into and perform its obligations under the Operative Documents and to issue and perform its obligations under the Trust Preferred Securities and the Trust Common Securities; the Trust is not required to qualify to do business in any other jurisdiction; the Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement and the Trust Agreement; the Trust is not a party to or otherwise bound by any material agreement other than those described in the Pricing Prospectus and the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the other agreements described in the Pricing Prospectus and the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature and, to the best of the Company’s and the Trust’s knowledge, no such action, suit or proceeding is threatened against the Trust or its property;

(h)             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus and to enter into and perform its obligations under the Operative Documents, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a a material adverse effect on the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);

(i)             Each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each a “Subsidiary”) has been duly incorporated (or organized) and is validly existing as a corporation, bank or other organization in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except that the shares of capital stock of each of The PrivateBank and Trust Company (“PrivateBank”), The PrivateBank (“PrivateBank St. Louis”), The PrivateBank (“PrivateBank Michigan”), The PrivateBank (“PrivateBank Georgia”), and The PrivateBank, N.A. (“PrivateBank Wisconsin”) have been pledged pursuant to the terms of that certain Amended and Restated Loan and Subordinated Debenture Purchase Agreement, dated as of September 29, 2005, between the Company and LaSalle Bank National Association, as amended;

(j)             The Company has an authorized capitalization as of March 31, 2008 as set forth in the Pricing Prospectus and the Prospectus under the section captioned “Capitalization”, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Pricing Prospectus and the Prospectus; and, except for certain preemptive rights held by GTCR Golder Rauner II, L.L.C and its affiliates as described in the Prospectus under the section captioned “Description of Capital Stock – Series A Junior Nonvoting Preferred Stock – Preemptive Rights”, none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights;

(k)             The Firm Securities and Option Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Trust Agreement and this Agreement, will be duly and validly issued and fully paid and non-assessable beneficial interests in the Trust, entitled to the benefits of the Trust Agreement, and will conform to the descriptions thereof contained in the Pricing Prospectus and the Prospectus; and the issuance of the Trust Preferred Securities is not subject to any preemptive or similar rights;

(l)             The Trust Common Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Company in accordance with the terms of the Trust Agreement, will be duly and validly issued and fully paid and non-assessable beneficial interests in the Trust, entitled to the benefits of the Trust Agreement, and will conform to the descriptions thereof contained in the Pricing Prospectus and the Prospectus; and the issuance of the Trust Common Securities is not subject to any preemptive or similar rights;

(m)             The Debentures have been duly and validly authorized by the Company and, when delivered to and paid for by the Trust in accordance with the terms of the Trust Agreement, will be duly and validly authenticated, issued and delivered, will conform to the descriptions thereof contained in the Pricing Prospectus and the Prospectus and will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally or by general equitable principles (whether considered in an action at law or in equity); and the issuance of the Debentures is not subject to any preemptive or similar rights other than as set forth in the Pricing Prospectus and the Prospectus;

(n)             Each Operative Document has been duly authorized, executed and delivered by each of the Trust and the Company, as applicable, and constitutes a valid and binding obligation of each of the Trust and the Company, as applicable, enforceable against each in accordance with its terms, except as the enforceability thereof and hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally or by general equitable principles (whether considered in an action at law or in equity) and except as the rights to indemnification and contribution hereunder may be limited by federal or state securities laws;

(o)             Each of the Trust Agreement, the Indenture and the Guarantee Agreement has been duly qualified under the Trust Indenture Act;

(p)             Each of the Administrative Trustees is an officer and employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement;

(q)             The issue and sale of the Securities by the Trust and the Company, the execution and delivery of each of the Operative Documents by each of the Trust and the Company and the compliance by each of the Trust and Company with all of the provisions of the Operative Documents and the consummation of the transactions contemplated therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust, the Company or any of the Subsidiaries is a party or by which the Trust, the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Trust, the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of trust or Trust Agreement of the Trust or certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, the Company or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Trust or the Company of the transactions contemplated by any Operative Document, except such as have been made or obtained under the Securities Act and the Trust Indenture Act and from the Nasdaq Stock Market relating to the listing of the Securities thereon;

(r)             Ernst & Young LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules and regulations thereunder.

(s)             The consolidated financial statements and schedules (including the related notes) of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial condition, results of operations, stockholders equity and cash flows of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus;

(t)             Since the date of the most recent consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (1) there has not been any material loss or interference with the business of the Company or any Subsidiary from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, (2) there has not been any change in the capital stock (other than capital stock issued pursuant to the exercise of options or pursuant to inducement equity awards made under the Company’s existing equity plans) or long-term debt of the Company or any of the Subsidiaries, (3) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise, (4) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and its subsidiaries, considered as one enterprise, and (5) there has been no dividend or distribution (other than regularly scheduled quarterly dividend payments on the Company’s common stock and preferred stock) of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus;

(u)             The Trust is not (1) in violation of its certificate of trust, declaration of trust or the Trust Agreement or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Trust;

(v)             Neither the Company or any of the Subsidiaries is (1) in violation of its certificate or articles of incorporation or bylaws (or other organization documents), as applicable, (2) in violation of any law, ordinance, administrative or governmental rule or regulation to which it is subject, (3) in violation of any decree of any court or governmental agency or body to which it is subject, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to it is a party or by which it or any of its properties may be bound, except, in the case of clauses (2), (3) and (4), for any such violation or default that would not, individually or in the aggregate,  have a Material Adverse Effect;

(w)             Each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except those that (1) are described in the Pricing Prospectus and the Prospectus, (2) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary, or (3) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary;

(x)             Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement or the Pricing Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(y)             The Company and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their businesses as currently being conducted, except where the failure to obtain or possess any Permit would not, individually or in the aggregate, have a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits, except such revocations or modifications which would not, individually or in the aggregate, have a Material Adverse Effect;

(z)             The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on each of their respective businesses as described in the Pricing Prospectus, and neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have Material Adverse Effect;

(aa)             No labor dispute with the employees of the Company or any of the Subsidiaries exists, or, to the knowledge of the Company, is imminent or has been threatened, in each case, which may reasonably be expected to have a Material Adverse Effect.

(bb)             The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are sufficient to protect the Company and the Subsidiaries; neither the Company nor any Subsidiary (1) has been refused any insurance coverage sought or applied for or (2) has reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such coverage expires or (B) to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(cc)             The Company and each of the Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Subsidiaries;

(dd)             The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ee)             Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(ff)             The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the Exchange Act) that comply with the requirements of the Exchange Act in all material respects;

(gg)             All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed, and all taxes shown by such returns or  that were otherwise assessed by the Internal Revenue Service and are due and payable have been paid, except with respect to those assessments against which appeals have been or will be promptly taken (or which are otherwise being contested in good faith) and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.  The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any actual or, to the Company’s knowledge, threatened assessments or re-assessments for additional income tax for any years not finally determined;

(hh)             There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement or the Pricing Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required;

(ii)             Neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim;

(jj)             Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the material requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect.  No prohibited transaction, within the meaning of Section 406 of

ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption;

(kk)             None of the Company, any of the Subsidiaries, the Trust or to the best knowledge of the Company and the Trust, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, any of the Subsidiaries or the Trust, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(ll)     There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement in connection with the offering of the Securities, other than such rights that have been, or will prior to the Closing Date be, duly waived;

(mm)          Neither the Trust nor the Company has distributed, or prior to the later to occur of the Closing Date (as defined in Section 4 hereof) and completion of distribution of the Securities will distribute, any offering materials in connection with the offering and sale of the Securities, other than the Pricing Prospectus, the Prospectus and, subject to compliance with Section 6 hereof, any Issuer Free Writing Prospectus; and neither the Trust nor the Company has taken, or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust or the Company to facilitate the sale or purchase of the Securities;

(nn)             The statistical and market and industry-related data included or incorporated by reference in the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;

(oo)             Any certificate signed by any Administrative Trustee or officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Trust or the Company, as applicable, to the Underwriters as to the matters covered thereby;

(pp)             Neither the Trust nor the Company is, and upon the issuance and sale of the Securities and the Common Securities as contemplated herein and the application of the net proceeds therefrom as described in the Pricing Prospectus, neither the Trust nor the Company will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended;

(qq)             The Trust Preferred Securities have been duly authorized for listing on the NASDAQ Global Select Market, subject only to official notice of issuance; neither the Trust nor the Company has taken any action designed to, or likely to have the effect of, terminating the registration of the Trust Preferred Securities under the Exchange Act or delisting of the Trust Preferred Securities from the NASDAQ Global Select Market, nor has the Trust or the Company received any notification that the Commission or the NASDAQ Stock Market is contemplating terminating such registration or listing;

(rr)             The Company has not offered, or caused the Underwriters to offer, Reserved Securities to any Reserved Securities Participant or any other person with the specific intent to unlawfully influence (x) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (y) a trade journalist or publication to write or publish favorable information about the Company or its products or services; and

(ss)             The Trust Preferred Securities qualify as Tier 1 capital of the Company in accordance with the guidelines and policies of the Federal Reserve up to the applicable limits on Tier 1 capital as provided by such guidelines and policies.

2.           (a)           On the basis of the representations and warranties contained herein, and subject to the terms and conditions herein set forth, each of the Company and the Trust agrees that, (a) the Trust shall sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at a purchase price per share of $25.00 (the “Purchase Price”) the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Representatives shall exercise the election to purchase Option Securities as provided below, the Trust shall sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the Purchase Price, the number of Option Securities (to be adjusted by the Trust so as to eliminate fractional shares) determined by multiplying (x) the number of Option Securities as to which such election shall have been made by (y) a fraction, the numerator of which is the aggregate number of Firm Securities to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Securities to be purchased by all of the Underwriters from the Trust hereunder.

(b)           The Trust hereby grants to the Underwriters the right to purchase at their election up to 750,000 Option Securities, at the Purchase Price, for the sole purpose of covering over-allotments in connection with the sale of the Trust Preferred Securities.  The Underwriters may exercise their option to acquire Option Securities in whole or in part from time to time only by written notice from the Representatives to the Trust, given within a period of 30 calendar days after the effective date of the Registration Statement and setting forth the aggregate number of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date or, unless the Representatives and the Trust otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

(c)           As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds from the sale of the Trust Preferred Securities will be used by the Trust to purchase the Debentures, the Company on the Closing Date will pay by wire transfer of immediately available funds to Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), for the accounts of the several Underwriters, the amount per Trust Preferred Security set forth in Schedule II in respect of the Trust Preferred Securities to be delivered by the Trust hereunder on the Closing Date with respect to the Firm Securities and on the Option Closing Date with respect to the Option Securities.

3.           It is understood that the several Underwriters propose to offer the Trust Preferred Securities for sale to the public upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4.           (a)           The Trust will deliver the Firm Securities to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the purchase price therefor by wire transfer of Federal (same day) funds to an account of the Trust designated by the Trust, at the office of Katten Muchin Rosenman LLP (“Katten”), 525 West Monroe Street, Chicago, Illinois, 60661, at 10:00 A.M., Chicago time, on May 22, 2008, or at such other time not later than seven full business days thereafter as Stifel Nicolaus and the Trust determine, such time being herein referred to as the “Closing Date.”  For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities.  The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of Katten at least 24 hours prior to the Closing Date.

(b)           Each time for the delivery of and payment for the Option Securities, being herein referred to as an “Option Closing Date,” which may be the Closing Date, shall be determined by the Representatives as provided above.  The Trust will deliver the Option Securities being purchased on each Option Closing Date to the Representatives through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor by wire transfer of Federal (same day) funds to the same account of the Trust as designated by the Trust pursuant to Section 4(a) at the above office of Katten, at 10:00 A.M., Chicago time on the applicable Option Closing Date.  The certificates for the Option Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of Katten at least 24 hours prior to such Option Closing Date.

5.           The Trust and the Company, jointly and severally, covenant and agree with each of the Underwriters as follows:

(a)           Each of the Trust and the Company, subject to Section 5(b), will comply with the requirements of Rule 430A under the Securities Act, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the  Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representatives with copies thereof, and to file promptly all material required to be filed by the Trust and the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Effective Date Prospectus or any Preliminary Prospectus or any other prospectus in respect of the Securities, or of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Trust and the Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  Each of the Trust and the Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(b)           Each of the Trust and the Company (1) will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, (2) will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and (3) will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)           Each of the Trust and the Company will use its best efforts to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that nothing in this Section 5(c) shall require the Trust or the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.

(d)           The Company has furnished or will deliver to the Representatives, without charge, four signed copies of the Initial Registration Statement as originally filed and any amendment or supplement thereto and signed copies of all consents and certificates of experts, and will also, upon your request, deliver to the Representatives, without charge, a conformed copy of the Initial Registration Statement as originally filed and any amendment or supplement thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and any amendment or supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           The Company agrees to deliver to each Underwriter, without charge, as many written and electronic copies of each of the Effective Date Prospectus, any  Preliminary Prospectus, the Pricing Prospectus and any Issuer Free Writing Prospectus, and any amendment or supplement to any of the foregoing, as such Underwriter may reasonably request, and each of the Trust and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M. on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Securities under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Effective Date Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and any amendment or supplement to any of the foregoing, furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)    Each of the Trust and the Company will comply with the Securities Act and the rules and regulations thereunder so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.

(g)    If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Securities under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein,  in the light of the circumstances under which they were made, not misleading (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Trust Indenture Act or the rules and regulations thereunder, each of the Trust and the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and each of the Trust and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request.  The Trust and the Company will provide the Representatives with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.

(h)           The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representatives as soon as practicable, but not later than the applicable required date of filing of the applicable report under the Exchange Act after the end of its fiscal quarter in which the first anniversary date of the effective date (as defined in Rule 158 of the Securities Act) of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(i)           Each of the Trust and the Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pricing Prospectus under the heading “Use of Proceeds.”

(j)           The Trust will use its best efforts to effect and maintain the listing for quotation of the Trust Preferred Securities on the NASDAQ Global Select Market.

(k)           Each of the Trust and the Company, during the period when the Prospectus is required to be delivered in connection with sales of the Securities under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(l)           During a period of three years from the effective date of the Registration Statement, each of the Company and the Trust will furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to securityholders generally, and agree to deliver to the Underwriters, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, except to the extent that such documents, reports and financial statements are available on the Commission’s EDGAR database; and (ii) such additional information concerning the business and financial condition of the Company or the Trust as you may from time to time reasonably request.

(m)           If so requested by the Representatives, the Trust and the Company shall cause to be prepared and delivered, at the Company’s expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Securities. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions:  (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Securities, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to such  Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally).  Each of the Trust and the Company hereby confirms that, if so requested by the Representatives, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper  Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

(n)           During the period beginning from the date of this Agreement and continuing to and including the later of the Closing Date and completion of the distribution (but in any event not later than 30 calendar days after the date of this Agreement), neither the Company nor the Trust will offer, sell, contract to sell or otherwise dispose of any Securities (except for (x) the Trust Preferred Securities proposed to be sold to the Underwriters pursuant hereto, (y) the Guarantee and the Debentures as contemplated hereby, and (z) any securities to be offered in an exchange offer or similar transaction in respect of securities outstanding on the date hereof, in each case including any guarantee of such securities), any other beneficial interests in the assets of the Trust (other than the Trust Common Securities), or any security issued by another trust or other limited purpose vehicle,  that is substantially similar to the Trust Preferred Securities or any securities that are convertible into or exchangeable for or that represent the right to receive preferred securities or any such substantially similar securities of either the Trust, or a similar trust, without the prior written consent of the Representatives.

(o)           The Company will use its best efforts to ensure that the Reserved Securities will be restricted from sale, transfer, assignment, pledge or hypothecation as required by FINRA or FINRA rules.  Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) incurred by the Underwriters in connection with, or as a result of, such release.

6.           (a)           The Trust and the Company, jointly and severally, represent and agree that, without the prior consent of the Representatives, neither the Trust nor the Company has made, or will make, any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto;

(b)           The Trust and the Company, jointly and severally, represent, warrant and agree that (i) each of the Trust and the Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending and (ii) each of the Trust and the Company has satisfied and will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;

(c)           The Trust and the Company, jointly and severally, agree that, if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.           (a)           The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Trust under this Agreement, including (i) the fees, disbursements and expenses of counsel, accountants and other advisors to the Trust and the Company; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each  Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey up to a maximum of $10,000; (v) all fees and expenses in connection with listing the Trust Preferred Securities on the NASDAQ Global Select Market; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Securities up to a maximum of $10,000; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Trust Preferred Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Trust Preferred Securities to the Underwriters; (viii) the cost and charges of any transfer agent or registrar; (ix) the transportation and other expenses incurred by the Trust and the Company in connection with presentations to prospective purchasers of Trust Preferred Securities; (x) all fees and expenses of the Underwriters in connection with matters relating to the Reserved Securities, including reasonable fees and disbursements of counsel for the Underwriters up to a maximum of $10,000; (xi) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of information or materials relating to the Reserved Securities; (xii) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Reserved Securities; and (xiii) all other costs and expenses incident to the performance of the obligations of the Trust and the Company hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that except as provided in this Section and Section 9 and 12, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any Securities by them, and any advertising expenses in connection with any offers they make.

(b)           The Company  covenants and agrees with the several Underwriters to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

8.           The several obligations of the Underwriters hereunder to purchase the Trust Preferred Securities on the Closing Date or each Option Closing Date, as the case may be, as provided herein, are subject to the performance by the Trust and the Company of their respective obligations hereunder and to the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations thereunder and in accordance with Section 5(a); all material required to be filed by the Trust and the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b)           The representations and warranties of the Trust and the Company contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and each of the Trust and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c)           (i) Neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or expressly contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock (other than capital stock issued pursuant to the exercise of options or pursuant to inducement equity awards made under the Company’s existing equity plans)  or long-term debt of the Company or any Subsidiary or (2) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Firm Securities at the Closing Date or the Option Securities at the Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Prospectus.

(d)    INTENTIONALLY OMITTED;

(e)           The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Representatives, to the effect (1) set forth in Section 8(b) (with respect to the respective representations, warranties, agreements and conditions of the Company), (2) that none of the situations set forth in clause (i) or (ii) of Section 8(c) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

(f)           The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of an Administrative Trustee to the effect (1) set forth in Section 8(b) (with respect to the respective representations, warranties, agreements and conditions of the Trust)  and (2) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

(g)           On the Closing Date or Option Closing Date, as the case may be, Vedder Price P.C., counsel for the Trust and the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto.

(h)           On the Closing Date or Option Closing Date, as the case may be, Richards, Layton & Finger, P.A., special Delaware counsel for the Trust and the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto.

(i)           On the date of this Agreement, Ernst & Young shall have furnished to the Representatives a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(j)           On the Closing Date or Option Closing Date, as the case may be, the Representatives shall have received from Ernst & Young a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 8(i), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

(k)           On the Closing Date or Option Closing Date, as the case may be, Katten, counsel for the Underwriters, shall have furnished to the Representatives their favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the due authorization and valid issuance of the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(l)           The Trust Preferred Securities to be delivered on the Closing Date or Option Closing Date, as the case may be, shall have been approved for listing on the NASDAQ Global Select Market, subject to official notice of issuance.

(m)           On or prior to the Closing Date or Option Closing Date, as the case may be, each of the Trust and the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives shall reasonably request.

(n)           On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities on any national securities exchange; (ii) a suspension or material limitation in trading in any securities of the Trust or the Company on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities declared by any Federal, New York State or Illinois State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Trust Preferred Securities being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 12, by the Representatives by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 12.

9.           (a)           The Trust and the Company, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereto, the Effective Date Prospectus, any  Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement or amendment thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither the Trust nor the Company will be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereto, the Effective Date Prospectus, any  Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement or amendment thereto, or any Issuer Free Writing Prospectus in reliance upon and in strict conformity with written information furnished to the Trust or the Company by or on behalf of any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 9(b) below.

(b)           Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Trust and the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Trust or the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereto, the Effective Date Prospectus or any  Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement or amendment thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Trust or the Company by or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter:  the last paragraph at the bottom of the cover page of the Prospectus Supplement included therein, dated May 9, 2008, concerning the terms of the offering by the Underwriters, the concession and reallowance figures appearing in the second paragraph under subheading “Commissions and Expenses” under the caption “Underwriting” and the information contained in the paragraph under the subheading “Stabilization” under the caption “Underwriting.”

(c)           In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of any Underwriter and each person, who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any losses, claims, damages, liabilities or expenses (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which it may become subject, under the Securities Act or otherwise, insofar as such losses, claim, damages, liabilities or expenses (or actions in respect thereof) (i) arise out of any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Reserved Securities Participants in connection with the offering of the Reserved Securities or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) are caused by the failure of any Reserved Securities Participant to pay for and accept delivery of Reserved Securities that have been properly confirmed for purchase by any Reserved Securities Participant by the end of the first business day after the date of this

Agreement; or (iii) are related to, or arise out of or in connection with, the offering of the Reserved Securities, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted solely from the gross negligence or willful misconduct of the Underwriters.

(d)           Promptly after receipt by an indemnified party under Section 9(a), 9(b) or 9(c) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9).  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnified party).  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the case of indemnified parties under Section 9(a), shall be selected by Stifel Nicolaus.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a), 9(b), 9(c) or 9(d) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Trust or the Company on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust and the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Trust and the Company on the one hand and the Underwriters on the other from the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust and the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Trust, the Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(e).  The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 9(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Trust Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 9(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)           The obligations of the parties to this Agreements contained in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10.           If any Underwriter or Underwriters default in its or their obligations to purchase Securities hereunder on the Closing Date or any Option Closing Date and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Securities that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company for the purchase of such Trust Preferred Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Trust Preferred Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be.  If any Underwriter or Underwriters so default and the aggregate number of Trust Preferred Securities with respect to which such default or defaults occur exceeds 10% of the total number of Trust Preferred Securities that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representatives and the Company for the purchase of such Trust Preferred Securities by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 12, without liability on the part of any non-defaulting Underwriter, the Trust or the Company, except as provided in Section 12.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11.           Notwithstanding anything herein contained, this Agreement (including the obligations of the several Underwriters with respect to any Option Securities which have yet to be purchased) may be terminated, subject to the provisions of Section 12, in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on any national securities exchange shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, (b) trading of any securities of or guaranteed by the Company or the Trust shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York or Illinois shall have been declared by Federal, New York State or Illinois State authorities, or (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Trust Preferred Securities to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Trust Preferred Securities.

If this Agreement is terminated pursuant to this Section 11, such termination will be without liability of any party to any other party except as provided in Section 12 hereof.

12.           The respective indemnities, agreements, representations, warranties and other statements of each of the Trust, the Administrative Trustees, the Company and the Company’s officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Trust, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Trust Preferred Securities.  If this Agreement is terminated pursuant to Section 8, 10 or 11 or if for any reason the purchase of any of the Trust Preferred Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 7, the respective obligations of the Trust, the Company and the Underwriters pursuant to Section 9 and the provisions of Sections 12, 13 and 16 shall remain in effect and, if any Trust Preferred Securities have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 5, Section 6 and Section 7 shall also remain in effect.  If this Agreement shall be terminated by the Underwriters, or any of them, under Section 8 or otherwise because of any failure or refusal on the part of the Trust or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason either of the Trust or the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Trust and the Company, jointly and severally, agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.           This Agreement shall inure to the benefit of and be binding upon the Trust, the Company and the Underwriters, and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of each director, officer, employee and agent of any Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and (b) the indemnity agreement of the Underwriters contained in Section 9 of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any controlling person with respect to the Company as described in Section 9.  No purchaser of Trust

Preferred Securities from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

14.           All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives, c/o Stifel, Nicolaus & Company, Incorporated, One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102 (fax no.: 314-342-2775); Attention:  Allen Laufenberg.  Notices to the Trust or the Company shall be given to PrivateBancorp, Inc., 70 Madison, Suite 900, Chicago, Illinois 60602 (fax no.: 312-683-1493); Attention:  Christopher J. Zinski, Esq.

15.           This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.  In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party.  No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

16.           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

17.           The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of Chicago, Illinois in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

18.           Each of the Trust and the Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related commissions, is an arm’s-length commercial transaction between the Trust and the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of either the Trust or the Company or any of their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Trust or the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Trust or the Company on other matters) or any other obligation to the Trust or the Company except the obligations expressly set forth in this Agreement, and (iv) each of the Trust and the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the rust and the Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Trust or the Company, in connection with such transaction or the process leading thereto.

19.           Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Trust relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

20.           This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Trust, the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

21.           Each of the Trust and the Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.           The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

23.           Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine and feminine forms.  The term “including,” whenever used in any provision of this Agreement, means including but without limiting the generality of any description preceding or succeeding such term.  Each reference to a person or entity shall include a reference to the successors and assigns of such person or entity.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Trust, the Company and the Underwriters.

Very truly yours,

PRIVATEBANCORP, INC.

By:	/s/Dennis L. Klaeser
Name: Dennis L. Klaeser
Title: Chief Financial Officer

PRIVATEBANCORP CAPITAL TRUST IV

By:	/s/Christopher J. Zinski
Name: Christopher J. Zinski
Title: Administrative Trustee

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:/s/Allen G. Laufenberg
Name: Allen G. Laufenberg
Title: Managing Director

RBC CAPITAL MARKETS CORPORATION

By:/s/Rob Foerster
Name: Rob Foerster
Title: Managing Director

ROBERT W. BAIRD & CO. INCORPORATED

By:/s/Mark C. Micklem
Name: Mark C. Micklem
Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Number of Firm Securities to be Purchased

Stifel, Nicolaus & Company, Incorporated	1,337,500
RBC Capital Markets Corporation	1,337,500
Robert W. Baird & Co., Incorporated	1,175,000
Raymond James & Associates, Inc.	650,000
William Blair & Company, L.L.C.	250,000
Keefe, Bruyette & Woods, Inc.	250,000
Total	5,000,000

SCHEDULE II
FREE WRITING PROSPECTUSES

Issue Free Writing Prospectus filed by the Company and the Trust with the Commission pursuant to Rule 433 on May 12, 2008

SCHEDULE II (cont.)

Issuer Free Writing Prospectus	Registration Statement Nos. 333-150767 and 333-150767-01
Dated May 15, 2008	Filed Pursuant to Rule 433 of the Securities Act of 1933

FINAL TERM SHEET

PrivateBancorp Capital Trust IV
$125,000,000 10.00% Trust Preferred Securities
(liquidation amount $25 per security)

fully and unconditionally guaranteed, as described in the prospectus, by

PrivateBancorp, Inc.

Issuer:
PrivateBancorp Capital Trust IV, a Delaware statutory trust (the “Trust”), the sole assets of which will be 10.00% Junior Subordinated Debentures due 2068 (the “Debentures”) in the aggregate principal amount of $125,010,000 issued by PrivateBancorp, Inc., a Delaware corporation (“PrivateBancorp”).   PrivateBancorp will own all common securities of the Trust.

Guarantor:	PrivateBancorp

Securities Issued to the Public:	10.00% Trust Preferred Securities

Legal Format:	SEC Registered

Liquidation Amount:	$25 per Trust Preferred Security

Aggregate Liquidation Amount:	$125,000,000 (5,000,000 Trust Preferred Securities)

Overallotment Option:	$18,750,000 (750,000 Trust Preferred Securities)

Distributions:
10.00% per annum, payable on the same payment dates and in the same amounts as, and only to the extent that, PrivateBancorp pays interest to the Trust on an equivalent principal amount of Debentures (the “Interest Payments”).  The Interest Payments will be made quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning September 15, 2008 through and including the Maturity Date.

CUSIP / ISIN:	74272L208 / US74272L2088

Expected Ratings:	The Trust Preferred Securities are not expected to be rated.

Pricing Date:	May 15, 2008

Settlement Date:	May 22, 2008 (T+5)

Maturity Date:	June 15, 2068

Day Count Convention:	The amount of interest payable for any interest period ending on or prior to June 15, 2068 will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption:
An equivalent amount of Trust Preferred Securities will be redeemed upon any redemption of the Debentures by PrivateBancorp. PrivateBancorp may elect to redeem, at 100% of their principal amount plus accrued and unpaid interest through the date of redemption, (i) any or all of the Debentures at any time on or after June 15, 2013 subject to the terms of the Replacement Capital Covenant and (ii) all, but not less than all, of the Debentures prior to June 15, 2013 within 90 days following the occurrence of and during the continuation of a “tax event,” “investment company event” or “capital treatment event,” as set forth in the Prospectus Supplement.

Replacement Capital Covenant:
The Debentures and the Trust Preferred Securities will not be repaid, redeemed or purchased by PrivateBancorp or the Trust before June 15, 2048, unless (i) in the case of a redemption or purchase, PrivateBancorp has obtained the prior approval of the Federal Reserve if such approval is required; and (ii) the Trust Preferred Securities are replaced with securities that are the same as, or more equity-like, than the Trust Preferred Securities, as described in the Prospectus Supplement.

Deferral Provision:
If PrivateBancorp defers payment of interest on the Debentures, distributions by the Trust on the Trust Preferred Securities will also be deferred.  PrivateBancorp has the right, on one or more occasions, to defer the payment of interest on the Debentures for one or more consecutive interest periods that do not exceed five years without being subject to the Alternative Payment Mechanism described in the Prospectus Supplement, and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default.  During any period in which PrivateBancorp has given notice of its election to defer interest payments on the Debentures but the related deferral period has not yet commenced or a deferral period is continuing, PrivateBancorp generally may not make payments on or redeem or repurchase its capital stock or its debt securities or guarantees ranking pari passu with or junior to the Debentures, subject to certain limited exceptions.  Interest on the Debentures will continue to accrue during deferral periods and, as a result, distributions on the Trust Preferred Securities will continue to accumulate at the annual rate for the Debentures, compounded on each interest payment date.

Public Offering Price:	$25.00 per Trust Preferred Security

Underwriting Commissions:	$0.7875 per security

Net Proceeds to Issuer:	$121,062,500 after underwriting expenses, but before offering expenses

Use of Proceeds:
The Trust will invest the proceeds from its sale of the Trust Preferred Securities in the Debentures issued by the Company. The Company intends to use the net proceeds to further capitalize its bank subsidiaries in order to support its continued growth pursuant to its Strategic Growth Plan and for general corporate purposes.

Clearance	DTC

Listing:	NASDAQ Global Select Market under the symbol “PVTBP”

Joint Bookrunning Managers:	Stifel, Nicolaus & Company, Incorporated RBC Capital Markets Corporation

Co-Lead Manager:	Robert W. Baird & Co. Incorporated

Co-Managers:	Raymond James & Associates, Inc. William Blair & Company, L.L.C. Keefe, Bruyette & Woods, Inc.

Allocation:	Aggregate Liquidation Amount

Stifel, Nicolaus & Company, Incorporated	1,337,500
RBC Capital Markets Corporation	1,337,500
Robert W. Baird & Co. Incorporated	1,175,000
Raymond James & Associates, Inc.	650,000
William Blair & Company, L.L.C.	250,000
Keefe, Bruyette & Woods, Inc.	250,000
Total	5,000,000

PrivateBancorp and the Trust have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the preliminary prospectus supplement dated May 9, 2008 (and any updates thereto) and other documents PrivateBancorp has filed with the SEC for more complete information about PrivateBancorp and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, PrivateBancorp or any Underwriter or dealer participating in the offering will arrange to send to you the prospectus if you request it by calling Stifel, Nicolaus & Company, Incorporated toll-free 1-800-729-6888.

The Trust Preferred Securities and the Debentures are not deposits at, or other obligations of, a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Company (FDIC).

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded.  Such disclaimers or other notices were automatically generated as a result of this communication being sent via an email system.

EXHIBIT A

OPINION OF COUNSEL TO THE COMPANY AND THE TRUST

Stifel, Nicolaus & Company, Incorporated
RBC Capital Markets Corporation
Robert W. Baird & Co. Incorporated
     As Representatives of the several Underwriters
     listed on Schedule I to the Underwriting Agreement
     c/o Stifel, Nicolaus & Company, Incorporated
One Financial Plaza
501 North Broadway, 9th Floor
St. Louis, Missouri 63102

Re:	PrivateBancorp, Inc. and PrivateBancorp Capital Trust IV

Dear Ladies and Gentlemen:

We have acted as counsel to PrivateBancorp, Inc., a Delaware corporation (the “Company”), and PrivateBancorp Capital Trust IV, a statutory business trust created under the laws of the State of Delaware (the “Trust,” and together with the Company, the “Offerors”), in connection with the Underwriting Agreement, dated May 15, 2008 (the “Underwriting Agreement”) among you, as representatives of the several Underwriters named in Schedule I therein (the “Underwriters”) and the Offerors relating to the sale by the Trust to the Underwriters of $125,000,000 aggregate principal amount of 10.0% Trust Preferred Securities (liquidation amount $25 per Trust Preferred Security) (the “Trust Preferred Securities”) of the Trust to be issued pursuant to the Trust Agreement.  Capitalized terms not defined herein have the meanings ascribed to them in the Underwriting Agreement.

In connection with the issuance of the Trust Preferred Securities, the Trust is also issuing $10,000 aggregate liquidation amount of its Common Securities (liquidation amount $25 per Common Security) (the “Common Securities”) pursuant to the Trust Agreement, representing undivided beneficial interests in the assets of the Trust.  The entire proceeds from the sale of the Trust Preferred Securities and the Common Securities (collectively, the “Trust Securities”) are to be used by the Trust to purchase $125,010,000 aggregate principal amount of 10.0% Junior Subordinated Debentures due 2068 of the Company (the “Debentures”).  The Debentures are being issued under an Indenture dated as of May 22, 2008 between the Company and Wilmington Trust Company (the “Trustee”) and a First Supplemental Indenture dated as of May 22, 2008 (collectively, the “Indenture”).  The Trust Preferred Securities are guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to and to the extent set forth in the Preferred Securities Guarantee Agreement, dated as of May 22, 2008, between the Company and Wilmington Trust Company, as guarantee trustee (the “ Guarantee Agreement”).

In rendering this opinion, we have examined:

(a)	the Registration Statement;

(b)	the Pricing Prospectus;

(c)	the Prospectus;

(d)	executed counterparts of the Trust Agreement;

(e)	executed counterparts of the Guarantee Agreement;

(f)	executed counterparts of the Indenture;

(g)	the Trust Preferred Securities;

(h)	the Common Securities;

(i)	the Debentures;

(j)	executed counterparts of the Underwriting Agreement;

(k)	the Amended and Restated Certificate of Incorporation, as amended, of the Company as certified by the Secretary of State of the State of Delaware;

(l)	the Amended and Restated Bylaws, as amended, of the Company as certified by the Secretary of the Company as being a true, correct and complete copy thereof;

(m)	a certificate of good standing for the Company from the Delaware Secretary of State dated May [ ], 2008;

(n)
certain resolutions of the Company’s Board of Directors and the Special Committee and Pricing Committee of the Company’s Board of Directors, in each case certified by the Secretary of the Company as being true, correct and complete copies of such resolutions, together approving the Registration Statement and the Underwriting Agreement and the transactions contemplated thereby; and

(o)
such other documents as we, in our professional judgment, have deemed necessary or appropriate as a basis for the opinions set forth below (items (d)-(j) above are referred to herein collectively as the “Transaction Documents”).

In our examination of the documents referred to above, we have assumed the genuineness of all signatures (other than on behalf of the Offerors), the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the accuracy and completeness of all corporate records made available to us by the Company.

As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the Transaction Documents and on certificates and other communications from public officials, officers, and trustees of the Offerors.  We have also assumed that each of the Transaction Documents has been duly authorized, executed and delivered by, and constitutes the legal and valid obligation of each party thereto (other than the Offerors), and is enforceable thereagainst in accordance with its terms.  With respect to matters stated to be based on our “Actual Knowledge” or matters “Actually Known” to us, our opinion is based on such information as has come to the actual attention of the attorneys in our firm who have represented the Offerors in connection with the transactions contemplated by the Transaction Documents, and we have made no special investigation or inquiries with respect thereto.

Based on the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with adequate corporate power and authority to own or lease its properties and conduct its business as such business is described in the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under the Transaction Documents.

2. The Company is duly qualified as a foreign corporation and is in good standing under the laws of the State of Illinois.

3. Each of the Subsidiaries is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization with adequate power (corporate or otherwise) and authority to own or lease its properties or conduct its business as such business is described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign corporation or other entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect; to our Actual Knowledge, all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable (except to the extent such shares or interest may be deemed assessable under 12 U.S.C. Section 55 or 12 U.S.C. Section 1831o) and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as otherwise described in the Pricing Disclosure Package and the Prospectus and except that the shares of capital stock of each of The PrivateBank and Trust Company (“PrivateBank”), The PrivateBank (“PrivateBank St. Louis”), The PrivateBank (“PrivateBank Michigan”), The PrivateBank (“PrivateBank Georgia”), and The PrivateBank, N.A. (“PrivateBank Wisconsin”) have been pledged pursuant to the terms of that certain Amended and Restated Loan and Subordinated

Debenture Purchase Agreement, dated as of September 29, 2005, between the Company and LaSalle Bank National Association, as amended.

4. The Company has an authorized equity capitalization as set forth in the Pricing Disclosure Package and the Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

5. The Trust Preferred Securities to be issued and sold by the Trust to the Underwriters pursuant to the Underwriting Agreement have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

6. The Debentures have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Indenture Trustee and upon payment and delivery in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

7. There are no preemptive or similar rights to subscribe for or to purchase any equity securities of the Trust pursuant to the Trust Agreement, or, to our Actual Knowledge, any agreement or other instrument to which the Trust is a party or by which the Trust may be bound.

8. The Underwriting Agreement has been duly authorized, executed and delivered by the Offerors.

9. Each of (i) the Trust Agreement, (ii) the Guarantee and (iii) the Indenture has been duly authorized, executed and delivered by the Offerors and duly qualified under the Trust Indenture Act, and (assuming each has been duly authorized, executed and delivered by the applicable trustee or trustees thereto) constitutes a valid and legally binding obligation of the Offerors, enforceable against the Offerors in accordance with its terms.

10. The issuance, sale and delivery of the Trust Preferred Securities, the Trust Common Securities and the Debentures in accordance with the terms of the Transaction Documents have been duly authorized by all requisite corporate or trust action on the part of the Offerors.  The issuance, sale and delivery of the Trust Preferred Securities and the Trust Common Securities by the Trust and the Debentures by the Company, the execution of the Underwriting Agreement by the Offerors and the compliance by the Offerors with all of the provisions of the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any (a) agreement or instrument filed as an exhibit to (i) the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007,

(ii) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 3, 2008, or (iii) any Current Report on Form 8-K filed by the Company since January 1, 2008, (b) material agreement Actually Known to us to which the Trust or any of the Subsidiaries is a party or by which the Trust or any of the Subsidiaries is bound or to which any of the property or assets of the Trust or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or bylaws (or other organization documents) of the Company, the Trust or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body Actually Known to us having jurisdiction over the Company, the Trust or any of the Subsidiaries or any of their properties.

11. No authorization, approval, consent, or order of or filing, registration or qualification with any court or governmental agency or body having jurisdiction over the Offerors is required under the General Corporation Law of the State of Delaware, or Illinois or federal law for the issue and sale of the Trust Preferred Securities, the Guarantee or the Debentures or the consummation by the Offerors of the transactions contemplated by the Underwriting Agreement, except such as have been made under the Securities Act and the Trust Indenture Act.

12. Other than as set forth in the Pricing Disclosure Package and the Prospectus, to our Actual Knowledge, there are no legal or governmental proceedings pending to which the Company, the Trust or any of the Subsidiaries is a party or of which any property of the Company, the Trust or any of the Subsidiaries is the subject which, if determined adversely to the Company, the Trust or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by the Underwriting Agreement; and, to our Actual Knowledge, no such proceedings are threatened in writing by governmental authorities.

13. Neither the Company nor the Trust is and after giving effect to the offering and sale of the Trust Preferred Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, neither the Company nor the Trust will be, an “investment company,” as such term is defined in the Investment Company Act of 1940.

14. The Registration Statement, the Pricing Prospectus and the Prospectus and each amendment or supplement to the Registration Statement (in each case, other than the financial statements, schedules and financial data included therein or omitted therefrom, the information provided by the Underwriters for inclusion therein as set forth in Section 9(b) of the Underwriting Agreement and Form T-1 Statements of Eligibility under the Trust Indenture Act filed as exhibits to the Registration Statement, as to which we express no opinion), excluding in each case the documents incorporated by reference therein, as of their respective effective or issue dates, appeared on their face to comply as to form in all material respects to the applicable form requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Rules and Regulations”).

15. There are no material contracts, agreements, leases or other documents Actually Known to us that are of a character required to be described in the Registration Statement, the

Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed.

16. The Registration Statement became effective upon filing on May 9, 2008 under Rule 462(e) of the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required; the final term sheet attached as Schedule II to the Underwriting Agreement has been filed with the Commission pursuant to Rule 433(d) under the Securities Act within the applicable time period prescribed for such filing; and, to our Actual Knowledge, no stop order suspending the effectiveness of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

17. The statements under the captions “Description of Capital Stock,” “Regulatory Considerations,” “The Trust,” “Description of the Trust Preferred Securities,” “Description of the Debentures,” “Description of the Guarantee,” “Replacement Capital Covenant,” “Relationship Among Trust Preferred Securities, the Debentures and the Guarantee,” “Certain United States Federal Income Tax Consequences,” and “ERISA Considerations” in the Pricing Prospectus and the Prospectus, insofar as such statements constitute a description of legal and regulatory matters, documents or instruments referred to therein (other than financial data as to which we express no opinion or belief), have been reviewed by us and are accurate descriptions of the matters purported to be summarized therein in all material respects.

The foregoing opinions are subject to the following additional qualifications and limitations:

(a)
With respect to our opinions in paragraphs 1 and 2 above regarding the good standing of the Company and the Subsidiaries, we have relied solely upon Certificates of Good Standing issued by the respective jurisdiction of incorporation or organization of each of the Company and the Subsidiaries.

(b)
The enforceability of any obligation of the Company or the Trust may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, moratorium, marshalling or other laws affecting the enforcement generally of creditors’ rights and remedies.

(c)
The enforceability of any obligation of the Company or the Trust is subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), public policy, applicable law relating to fiduciary duties, judicial imposition of an implied covenant of good faith and fair dealing, and principles regarding successor liability, equitable subordination, substantive consolidation of entities and the adequacy of consideration for a person’s guarantee of its affiliate’s obligations.

(d)	No opinion is given herein as to the availability of specific performance or equitable relief of any kind.

(e)
We express no opinion as to the validity, binding effect or enforceability of (i) purported waivers of any statutory or other rights, court rules or defenses to obligations or consents to any actions where such waivers or consents (A) are against public policy or (B) constitute waivers of rights or consents to actions which by law, regulation or judicial decision may not be otherwise waived or given; (ii) provisions indemnifying any person against, or relieving any person of liability for, that person’s own negligent or wrongful acts or in other circumstances where enforcement of such provisions would be against public policy or limited or prohibited by applicable law; (iii) any provisions which purport to authorize or permit any person to act in a manner which is determined not to be in good faith or commercially reasonable or any provisions which purport to waive any rights in respect of such acts; (iv) any provisions which purport to authorize or permit any person to exercise any right or remedy upon any nonmaterial breach or default; or (v) any forum selection, exclusive jurisdiction or choice of law provision or any provision purporting to waive the right of trial by jury, the objection of improper venue or any unknown rights or defenses.

The opinions expressed herein are matters of professional judgment and are not a guarantee of result.  We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws, rules and regulations of the State of Illinois and the laws, rules and regulations of the United States of America.

In the course of the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus, we have considered the information set forth therein in light of the matters required to be set forth therein, and we have participated in conferences with officers and representatives of the Offerors and with their independent public accountants and with your representatives and your counsel, during the course of which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, but we have not participated in the preparation of any documents incorporated by reference in the Registration Statement and the Prospectus.  We have not verified and, except to the extent specifically referenced in our opinion under paragraph 13 above, it being understood that such opinion is based on a general review of those portions of the Prospectus referenced therein, we are not passing upon and do not assume any responsibility for, the accuracy or completeness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus; and we have not made an independent investigation of facts for the purpose of rendering this opinion.  However, as a result of such consideration and participation, nothing has come to our attention which would lead us to believe that:

A.
the Registration Statement, as of the latest date as of which any part of the Registration Statement relating to the Trust Preferred Securities became, or is deemed to have become, effective under the 1933 Act in accordance with 1933 Act Rules and Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

B.
the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

C.
the Prospectus as of its date or the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except in each case that we make no statement and express no belief with respect to (i) the financial statements contained therein, including the notes thereto, and schedules, (ii) the other financial data included in or omitted from the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto, and (iii) the exhibits thereto.

This opinion letter is being delivered solely for the benefit of the persons to whom it is addressed in connection with the transactions contemplated by the Transaction Documents; accordingly, it may not be quoted in whole or in part or otherwise referred to, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent, and no one other than the addressees hereof is entitled to rely on this opinion.  This opinion letter is given to you as of the date hereof and we assume no obligation to advise you of any change which may hereafter be brought to our attention.

Very truly yours,

JDK/JTB
CMG

EXHIBIT B
OPINION OF SPECIAL DELAWARE COUNSEL TO THE COMPANY AND THE TRUST

(i)           The Trust has been duly formed and is validly existing as a statutory trust in good standing under the laws of the State of Delaware and all filings required under the Delaware Statutory Trust Act with respect to the formation and valid existence of the Trust as a statutory trust have been made;

(ii)           Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to own its properties and conduct its business as described in the Trust Agreement.

(iii)           The Trust Agreement is a legal, valid and binding agreement of the Company and the Issuer Trustees, enforceable against the Company and the Issuer Trustees in accordance with its terms;

(iv)           Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to (a) execute and deliver this Agreement and to perform its obligations under this Agreement and (b) issue and perform its obligations under the Trust Preferred Securities and the Trust Common Securities.  Each Administrative Trustee on behalf of the Trust has the trust power and authority to execute and deliver the Certificate Depository Agreement;

(v)           Under the Delaware Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of this Agreement and the performance by the Trust of its obligations hereunder have been duly authorized by all necessary trust action on the part of the Trust;

(vi)           Under the Delaware Statutory Trust Act, the form of certificate attached to the Trust Agreement to represent the Trust Preferred Securities is in an appropriate form to evidence ownership of the Trust Preferred Securities.  The Trust Preferred Securities have been duly authorized by the Trust and, when issued and delivered against payment of the consideration as set forth in the Trust Agreement and this Agreement, will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable and will represent beneficial interests in the Trust.  The Holders of Trust Preferred Securities will be entitled to the benefits of the Trust Agreement (subject to the terms of the Trust Agreement).  The Holders of Trust Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, provided that such counsel may note that the Holders of Trust Preferred Securities and of Trust Common Securities may be obligated, pursuant to the Trust Agreement, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of

Trust Preferred Securities certificates and the issuance of replacement of Trust Preferred Securities certificates, and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Trust Agreement) to exercise its rights and remedies under the Trust Agreement;

(vii)           The Trust Common Securities have been duly authorized by the Trust and when issued and delivered by the Trust to the Company against payment therefore as described in the Trust Agreement will be validly issued and fully paid (subject to the qualifications described in the proviso to clause (vi) next above) and will represent beneficial interests in the Trust, entitled to the benefits of the Trust Agreement;

(viii)                      Under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Trust Preferred Securities and the Trust Common Securities is not subject to preemptive rights;

(ix)           The issuance and sale by the Trust of Trust Preferred Securities and the Trust Common Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated hereby and the compliance by the Trust with its obligations hereunder and thereunder do not violate (a) any of the provisions of the certificate of trust of the Trust or the Trust Agreement or (b) any applicable Delaware law, rule or regulation applicable to the Trust;

(x)           No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Trust Preferred Securities and the Trust Common Securities or the execution, delivery and performance by the Trust of this Agreement; and

(xi) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware and assuming that the Trust is treated as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes, the holders of Trust Preferred Securities (not otherwise subject to income tax by the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their ownership of Trust Preferred Securities, and the Trust will not be liable for any income tax imposed by the State of Delaware.